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                                                                     EXHIBIT 3.3

THE COMPANIES ACT 1985
PRIVATE COMPANY LIMITED BY SHARES

Articles
of Association

OF     SPORTS FITNESS & LEISURE LIMITED

                                  PRELIMINARY
1. The regulations contained in Table A in the Schedule to the Companies (Table A to F) Regulations 1985 as amended by the Companies (Tables A to
       F) (Amendment) Regulations 1985 (hereinafter referred to as "Table A") subject to the additions exclusions and modifications hereinafter expressed shall constitute the Articles of Association of the Company.

                                 SHARE CAPITAL
2. The Directors of the Company may (subject to regulations 3 and 4(i) below and section 80 of the Act) allot grant options over or otherwise deal with or dispose of any relevant securities (as defined by section 80(2).of the Act) in the Company on such terms and conditions and in such manner as they shall think proper.

3. The Directors of the Company are generally and unconditionally authorised during the period of five years from the date of incorporation of the Company to allot grant rights to subscribe for or convert securities into shares in relation to the original shares in the authorised share capital of the Company to such persons at such times and on such terms and conditions as they think fit subject to the provisions of section 80 of the Act.

4.(i) Subject to any direction to the contrary that may be given by Special Resolution by the Company in General Meeting any shares which do not comprise the original authorised share capital of the Company shall before they are Issued be offered to the Members in proportion as nearly as possible to the nominal value of the existing shares held by them and such offer shall be made by notice specifying the number of shares to which the Member is entitled and limiting a time within which the offer if not accepted shall be deemed to be declined and after the expiration of such time or on receipt of an intimation from the Member to whom the notice is given that he declines to accept the shares the Directors may dispose of the same in such manner as they think most beneficial to the Company. The provisions of this paragraph shall have effect only insofar as they are not inconsistent with section 80 of the Act.

 (ii) In accordance with section 91 (1) of the Act. section 89(1) and sections 90(1) to (6) (inclusive) of the Act shall not apply to the Company.

                                     LIEN
5.(i) The Company shall have a first and paramount lien on every share (whether or not it is a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of the share. The Company shall also have a first and paramount lien on every share (whether or not it is a fully paid share) standing registered in the name of any Member solely or registered in the names of two or more joint holders for all moneys presently payable by him or his estate to the Company. The Directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation.

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                           NOTICE OF GENERAL MEETINGS
6. (i) An Annual General Meeting and an Extraordinary General Meeting called for the passing of a Special Resolution or a Resolution appointing a person as a Director shall be called by at least twenty-one clear days' notice. All other extraordinary General Meetings shall be called by at least fourteen clear days' notice but a General Meeting may be called by shorter, notice if it is so agreed:

          (a) in the case or an Annual General Meting by all the Members entitled to attend and vote thereat; and

          (b) in the case of any other Meeting by a majority in number of the Members having a right to attend and vote being a majority together holding not less than ninety-five per cent in nominal value of the shares giving that right.

  (ii) The notice shall specify the time and place of the Meeting and in the case of special business only the general nature of the special business to be transacted and in the case of an Annual General Meeting shall specify the Meeting as such.

 (iii) All business shall be deemed special that is transacted at an Extraordinary General Meeting and also all that is transacted at an Annual General Meeting with the exception of declaring a dividend the consideration of the accounts balance sheets and the reports of the Directors and Auditors and the appointment of and the fixing of the remuneration of the Auditors.

  (iv) Subject to the provisions of these Articles and to any restrictions imposed on any shares all notices of and any other communications relating to any General Meetings of the Company or of separate General Meetings of the holders of any class of share capital of the Company shall be given to all the Members to all persons entitled to a share in consequence of the death or bankruptcy of a Member and the Directors and Auditors of the Company for the time being.

   (v)    Regulation 38 of Table A shall not apply to the Company.

                        PROCEEDINGS AT GENERAL MEETING
7. (i) No business shall be transacted at any Meeting unless a quorum is present at the time the Meeting proceeds to business. One person entitled to vote upon the business to be transacted each being a Member or a proxy for a Member or a duly authorised representative of a corporation shall be a quorum.

  (ii) If such a quorum is not present within half an hour from the time appointed for the Meeting the Meeting shall stand adjourned to the same day in the next week at the same time and place or such time and place as the Directors may determine. If at the adjourned Meeting, a quorum is not present within half an hour from the time appointed for the Meeting such adjourned Meeting shall be dissolved.'

 (iii)    Regulations 40 and 41 of Table A shall not apply to the Company.

                              NUMBER OF DIRECTORS
8. (i) Unless otherwise determined by Ordinary Resolution in General Meeting of the Company the number of Directors (other than Alternate Directors) shall not be subject to any maximum and the minimum number of Directors shall be one. If and so long as the minimum number of Directors shall be one a sole Director may exercise all the authorities and powers which are vested in the Directors by Table A and by these Articles. Regulation 89 of Table A shall be modified accordingly

  (ii)    Regulation 64 of Table A shall not apply to the Company.

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                            APPOINTMENT OF DIRECTORS
9. The first Directors of the Company shall be as named in the statement delivered to the Registrar of Companies pursuant to section 10 of the Act.

10.    No person shall be appointed a Director at any General Meeting unless -

       (a)  he is recommended by the Directors; or

       (b) not less than fourteen nor more than thirty-five clear days before the date appointed for the General Meeting notice executed, by a Member qualified to vote at the General Meeting has been given to the Company of the intention to propose that person for appointment together with notice executed by that person of his willingness to be appointed.

11. Subject to regulation 10 above the Company may be Ordinary Resolution appoint a person who is willing to act to be a Director either to fill a vacancy or as an additional Director.

12. The Directors may appoint a person who is willing to act to be a Director either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these Articles as the maximum number of Directors,

I3. The Directors shall not be required to retire by rotation and Regulations 73 to 80 (inclusive) of Table A shall not apply to the Company.

                       DIRECTORS GRATUITIES AND PENSIONS
14.(i) The powers of the Company set out in Clause 3(p) of the Memorandum of Association may be exercised by the Directors of the Company.

  (ii) Regulation 87 of Table A shall not apply to the Company.

15.(i) A Director may vote as a Director in regard to any contract or arrangement in which he Is interested or upon any matter arising thereout and if he shall so vote his vote shall be counted and he shall be reckoned in estimating a quorum when any such contract or arrangement is under consideration.

  (ii) Regulations 94 to 97 (inclusive) of Table A shall not apply to the Company.

                                    THE SEAL
16.(i) In accordance with section; 36A(3) of the Act the Company need not have a seal. If the Company has a seal it shall only be used by the authority of the Directors or of a committee of Directors authorised by the Directors. The Directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined is shall be signed by a Director and by the Secretary or by a second Director, Regulation 101 of Table A shall not apply to the Company.

  (ii) The requirements set out in Regulation 6 of Table A governing the sealing of share certificates shall only apply if the Company has a seal.

 (iii) The Company may in accordance with Section 39 of the Act have for use in any territory district or place elsewhere than in the United Kingdom an official seal. Such seal shall only be used by the authority of the Directors or a committee of Directors authorised by the Directors.

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                                   SECRETARY
17. The first Secretary or Joint-Secretaries of the Company shall be as named in the statement delivered to the Registrar of Companies pursuant to section 10 of the Act.

                              TRANSFER OF SHARES
18. The Directors may in their absolute discretion decline to register the transfer of a share whether or not it be a fully paid share and no reason for the refusal to register the afore-mentioned transfer need be given by the Directors. The first sentence of Regulation 24 of Table A shall not apply to the Company.

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NAME AND ADDRESS OF SUBSCRIBER
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JEAN BROWN
The Britannia Suite
St James's Buildings
79 Oxford Street
Manchester M1 6FR

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Dated 18 September 1997

Witness to the alcove Signature:

MICHAEL ROBERT SWINBURNE
The Britannia Suite
St James's Buildings
79 Oxford Street
Manchester M1 6FR

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